Exhibit 99.1

Investor Relations: Amanda Butler (216) 383-2534

Amanda_Butler@lincolnelectric.com

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Fourth Quarter 2023 Highlights
◾
Net sales increase 13.7% to record $1.1 billion

◾
Record operating income margin of 19.3% and adjusted operating income margin of 17.2%

◾
Record EPS of $2.70 and adjusted EPS of $2.45

Full Year 2023 Highlights

◾
Net sales increase 11.4% to record $4.2 billion

◾
Record operating income margin and adjusted operating income margin of 17.1%

◾
Record EPS of $9.37 and adjusted EPS of $9.41

◾
Cash flows from operations increase 74% to record $668 million with 105% cash conversion(1)

◾
Returned $347 million to shareholders through dividends and share repurchases

CLEVELAND, Thursday, February 15, 2024 - Lincoln Electric Holdings, Inc. (the “Company”) (Nasdaq: LECO) today reported fourth quarter 2023 net income of $156.6 million, or diluted earnings per share (EPS) of $2.70, which includes special item after-tax net gains of $14.6 million, or $0.25 EPS. This compares with prior year period net income of $109.1 million, or $1.87 EPS, which included special item after-tax net charges of $4.1 million. Excluding special items, fourth quarter 2023 adjusted net income was $142 million, or $2.45 adjusted EPS. This compares with adjusted net income of $113.2 million, or $1.94 adjusted EPS, in the prior year period.

Fourth quarter 2023 sales increased 13.7% to $1.1 billion reflecting a 2.6% increase in organic sales, a 9.8% benefit from acquisitions and 1.3% favorable foreign exchange. Operating income for the fourth quarter 2023 was $204 million, or 19.3% of sales. This compares with operating income of $141.5 million, or 15.2% of sales, in the prior year period. Excluding special items, adjusted operating income was $182.1 million, or 17.2% of sales, as compared with $146.8 million, or 15.8% of sales, in the prior year period.

“I am pleased to report that we achieved record performance in 2023, reflecting strong demand for our solutions and effective execution of our Higher Standard strategy,” commented Steven B. Hedlund, President and Chief Executive Officer. “This achievement is a fitting capstone to Chris Mapes’ eleven year tenure leading the company. We finished the year with good momentum across most end markets.” Hedlund concluded, “Looking ahead, we will continue to advance the business by focusing on our customers, bringing innovative products to market and driving operational excellence.”

Twelve Months 2023 Summary

Net income for the twelve months ended December 31, 2023 was $545.2 million, or $9.37 EPS, which includes special item after-tax net charges of $2.7 million, or $0.04 EPS. This compares with prior period net income of $472.2 million, or $8.04 EPS, which included special item after-tax net charges of $13.4 million, or $0.23 EPS. Excluding special items, adjusted net income for the twelve months ended December 31, 2023 increased 12.8% to $548 million, or $9.41 EPS, compared with $485.7 million, or $8.27 EPS, in the prior year period.

Sales increased 11.4% to $4.2 billion in the twelve months ended December 31, 2023 reflecting a 4% increase in organic sales, a 7.4% benefit from acquisitions and 0.1% favorable foreign exchange. Operating income for the twelve months ended December 31, 2023 was $717.8 million, or 17.1% of sales. This compares with operating income of $612.3 million, or 16.3% of sales, in the prior year period. Excluding special items, adjusted operating income was $718.8 million, or 17.1% of sales, as compared with $631.2 million, or 16.8% of sales, in the prior year period.

_______________________________________________________________________________

(1)	Cash conversion is defined as net cash provided by operating activities less capital expenditures divided by adjusted net income.

LINCOLN ELECTRIC REPORTS FOURTH QUARTER AND FULL YEAR 2023 RESULTS

Webcast Information

A conference call to discuss fourth quarter and full year 2023 financial results will be webcast live today, February 15, 2024, at 10:00 a.m., Eastern Time. Those interested in participating via webcast in listen-only mode can access the event here or on the Company's Investor Relations home page at https://ir.lincolnelectric.com. For participants who would like to participate via telephone, please dial (888) 440-4368 (domestic) or (646) 960-0856 (international) and use confirmation code 6709091. A replay of the earnings call will be available via webcast on the Company's website.

About Lincoln Electric

Lincoln Electric is the world leader in the engineering, design, and manufacturing of advanced arc welding solutions, automated joining, assembly and cutting systems, plasma and oxy-fuel cutting equipment, and has a leading global position in brazing and soldering alloys. Lincoln is recognized as the Welding Expert™ for its leading materials science, software development, automation engineering, and application expertise, which advance customers’ fabrication capabilities to help them build a better world. Headquartered in Cleveland, Ohio, Lincoln operates 71 manufacturing and automation system integration locations across 21 countries and maintains a worldwide network of distributors and sales offices serving customers in over 160 countries. For more information about Lincoln Electric and its products and services, visit the Company’s website at https://www.lincolnelectric.com.

Non-GAAP Information

Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate, adjusted diluted earnings per share (“adjusted EPS”), Organic sales, Cash conversion, adjusted net operating profit after taxes and adjusted return on invested capital (“adjusted ROIC”) are non-GAAP financial measures. Management uses non-GAAP measures to assess the Company's operating performance by excluding certain disclosed special items that management believes are not representative of the Company's core business. Management believes that excluding these special items enables them to make better period-over-period comparisons and benchmark the Company's operational performance against other companies in its industry more meaningfully. Furthermore, management believes that non-GAAP financial measures provide investors with meaningful information that provides a more complete understanding of Company operating results and enables investors to analyze financial and business trends more thoroughly. Non-GAAP financial measures should not be viewed in isolation, are not a substitute for GAAP measures and have limitations including, but not limited to, their usefulness as comparative measures as other companies may define their non-GAAP measures differently.

Forward-Looking Statements

The Company’s expectations and beliefs concerning the future contained in this news release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements reflect management’s current expectations and involve a number of risks and uncertainties.  Forward-looking statements generally can be identified by the use of words such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” “forecast,” “guidance” or words of similar meaning.  Actual results may differ materially from such statements due to a variety of factors that could adversely affect the Company’s operating results.  The factors include, but are not limited to: general economic, financial and market conditions; the effectiveness of commercial and operating initiatives; completion of planned divestitures; interest rates; disruptions, uncertainty or volatility in the credit markets that may limit our access to capital; currency exchange rates and devaluations; adverse outcome of pending or potential litigation; actual costs of the Company’s rationalization plans; possible acquisitions, including the Company’s ability to successfully integrate acquisitions; market risks and price fluctuations related to the purchase of commodities and energy; global regulatory complexity; the effects of changes in tax law; tariff rates in the countries where the Company conducts business; and the possible effects of events beyond our control, such as the impact of the Russia-Ukraine conflict, political unrest, acts of terror, natural disasters and pandemics on the Company or its customers, suppliers and the economy in general.  For additional discussion, see “Item 1A. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Consolidated Statements of Income

					Fav (Unfav) to
	Three Months Ended December 31,				Prior Year
	2023	% of Sales	2022	% of Sales	$	%
Net sales	$1,058,514	100.0%	$930,934	100.0%	$127,580	13.7%
Cost of goods sold	687,484	64.9%	622,950	66.9%	(64,534)	(10.4)%
Gross profit	371,030	35.1%	307,984	33.1%	63,046	20.5%
Selling, general & administrative expenses	188,931	17.8%	164,113	17.6%	(24,818)	(15.1)%
Rationalization and asset impairment charges	(21,932)	(2.1)%	2,383	0.3%	24,315	1,020.4%
Operating income	204,031	19.3%	141,488	15.2%	62,543	44.2%
Interest expense, net	8,663	0.8%	8,633	0.9%	(30)	(0.3)%
Other income	1,662	0.2%	2,903	0.3%	(1,241)	(42.7)%
Income before income taxes	197,030	18.6%	135,758	14.6%	61,272	45.1%
Income taxes	40,386	3.8%	26,612	2.9%	(13,774)	(51.8)%
Effective tax rate	20.5%		19.6%		(0.9)%
Net income	$156,644	14.8%	$109,146	11.7%	$47,498	43.5%

Basic earnings per share	$2.75		$1.89		$0.86	45.5%
Diluted earnings per share	$2.70		$1.87		$0.83	44.4%
Weighted average shares (basic)	57,063		57,676
Weighted average shares (diluted)	57,911		58,459

					Fav (Unfav) to
	Twelve Months Ended December 31,				Prior Year
	2023	% of Sales	2022	% of Sales	$	%
Net sales	$4,191,636	100.0%	$3,761,211	100.0%	$430,425	11.4%
Cost of goods sold	2,726,191	65.0%	2,480,451	65.9%	(245,740)	(9.9)%
Gross profit	1,465,445	35.0%	1,280,760	34.1%	184,685	14.4%
Selling, general & administrative expenses	758,910	18.1%	656,636	17.5%	(102,274)	(15.6)%
Rationalization and asset impairment charges	(11,314)	(0.3)%	11,788	0.3%	23,102	196.0%
Operating income	717,849	17.1%	612,336	16.3%	105,513	17.2%
Interest expense, net	44,371	1.1%	29,500	0.8%	(14,871)	(50.4)%
Other income	13,388	0.3%	9,991	0.3%	3,397	34.0%
Income before income taxes	686,866	16.4%	592,827	15.8%	94,039	15.9%
Income taxes	141,618	3.4%	120,603	3.2%	(21,015)	(17.4)%
Effective tax rate	20.6%		20.3%		(0.3)%
Net income	$545,248	13.0%	$472,224	12.6%	$73,024	15.5%

Basic earnings per share	$9.50		$8.14		$1.36	16.7%
Diluted earnings per share	$9.37		$8.04		$1.33	16.5%
Weighted average shares (basic)	57,364		58,030
Weighted average shares (diluted)	58,221		58,749

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands)

(Unaudited)

Balance Sheet Highlights

Selected Consolidated Balance Sheet Data	December 31, 2023	December 31, 2022
Cash and cash equivalents	$393,787	$197,150
Accounts receivable, net	538,830	541,529
Inventories	562,864	665,451
Total current assets	1,693,111	1,557,790
Property, plant and equipment, net	575,316	544,871
Total assets	3,377,297	3,180,546
Trade accounts payable	325,435	352,079
Total current liabilities	754,610	852,897
Short-term debt (1)	2,439	93,483
Long-term debt, less current portion	1,102,771	1,110,396
Total equity	1,308,852	1,034,041

Operating Working Capital	December 31, 2023	December 31, 2022
Average operating working capital to Net sales (2)	17.1%	20.9%

Invested Capital	December 31, 2023	December 31, 2022
Short-term debt (1)	$2,439	$93,483
Long-term debt, less current portion	1,102,771	1,110,396
Total debt	1,105,210	1,203,879
Total equity	1,308,852	1,034,041
Invested capital	$2,414,062	$2,237,920

Total debt / invested capital	45.8%	53.8%

(1)	Includes current portion of long-term debt.
(2)

Average operating working capital to Net sales is defined as the sum of Accounts receivable, Inventories and contract assets less Trade accounts payable and contract liabilities as of period end divided by annualized rolling three months of Net sales.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

 Non-GAAP Financial Measures

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2023	2022	2023	2022
Operating income as reported	$204,031	$141,488	$717,849	$612,336
Special items (pre-tax):
Rationalization and asset impairment charges (2)	(21,932)	2,383	(11,314)	11,788
Acquisition transaction costs (3)	—	2,935	—	6,003
Amortization of step up in value of acquired inventories (4)	—	—	12,252	1,106
Adjusted operating income (1)	$182,099	$146,806	$718,787	$631,233
As a percent of total sales	17.2%	15.8%	17.1%	16.8%

Net income as reported	$156,644	$109,146	$545,248	$472,224
Special items:
Rationalization and asset impairment charges (2)	(21,932)	2,383	(11,314)	11,788
Acquisition transaction costs (3)	—	2,935	—	6,003
Pension settlement net charges (5)	845	—	845	(4,273)
Amortization of step up in value of acquired inventories (4)	—	—	12,252	1,106
Gain on asset disposal (6)	—	—	(1,646)	—
Tax effect of Special items (7)	6,445	(1,250)	2,537	(1,192)
Adjusted net income (1)	142,002	113,214	547,922	485,656
Interest expense, net	8,663	8,633	44,371	29,500
Income taxes as reported	40,386	26,612	141,618	120,603
Tax effect of Special items (7)	(6,445)	1,250	(2,537)	1,192
Adjusted EBIT (1)	$184,606	$149,709	$731,374	$636,951

Effective tax rate as reported	20.5%	19.6%	20.6%	20.3%
Net special item tax impact	(1.2)%	0.1%	(0.4)%	(0.2)%
Adjusted effective tax rate (1)	19.3%	19.7%	20.2%	20.1%

Diluted earnings per share as reported	$2.70	$1.87	$9.37	$8.04
Special items per share	(0.25)	0.07	0.04	0.23
Adjusted diluted earnings per share (1)	$2.45	$1.94	$9.41	$8.27

Weighted average shares (diluted)	57,911	58,459	58,221	58,749

(1)	Adjusted operating income, adjusted net income, adjusted EBIT, adjusted effective tax rate and adjusted diluted EPS are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)

2023 gain is primarily related to the sale of a property partially offset by rationalization and asset impairment charges within International Welding. 2022 charges are primarily related to employee severance, gains or losses on the disposal of assets and other related costs and non-cash asset impairment charges.

(3)	Related to acquisitions and are included in Selling, general & administrative expenses.
(4)	Related to acquisitions and are included in Cost of goods sold.
(5)

2023 charges related to pension settlements included in Other income. 2022 net gains primarily due to the final settlement associated with the termination of a pension plan and are included in Other income.

(6)	Gain on asset disposal and included in Other income.
(7)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Non-GAAP Financial Measures

	Twelve Months Ended December 31,
Return on Invested Capital	2023	2022
Net income as reported	$545,248	$472,224
Plus: Interest expense (after-tax)	38,050	23,276
Less: Interest income (after-tax)	5,033	1,202
Net operating profit after taxes	$578,265	$494,298
Special items:
Rationalization and asset impairment charges	(11,314)	11,788
Acquisition transaction costs	—	6,003
Pension settlement net charges	845	(4,273)
Amortization of step up in value of acquired inventories	12,252	1,106
Gain on asset disposal	(1,646)	—
Tax effect of Special items (2)	2,537	(1,192)
Adjusted net operating profit after taxes (1)	$580,939	$507,730

Invested Capital	December 31, 2023	December 31, 2022
Short-term debt	$2,439	$93,483
Long-term debt, less current portion	1,102,771	1,110,396
Total debt	1,105,210	1,203,879
Total equity	1,308,852	1,034,041
Invested capital	$2,414,062	$2,237,920

Return on invested capital as reported	24.0%	22.1%
Adjusted return on invested capital (1)	24.1%	22.7%

(1)	Adjusted net operating profit after taxes and adjusted ROIC are non-GAAP financial measures. Refer to Non-GAAP Information section.
(2)	Includes the net tax impact of Special items recorded during the respective periods.

The tax effect of Special items impacting pre-tax income was calculated as the pre-tax amount multiplied by the applicable tax rate. The applicable tax rates reflect the taxable jurisdiction and nature of each Special item.

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Three Months Ended December 31,
	2023	2022
OPERATING ACTIVITIES:
Net income	$156,644	$109,146
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	3,651	324
Depreciation and amortization	21,969	19,050
Gain on sale of property	(36,187)	—
Other non-cash items, net	(33,586)	(13,624)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (increase) in accounts receivable	8,285	(441)
Decrease in inventories	64,313	54,390
(Decrease) in trade accounts payable	(7,356)	(2,720)
Net change in other current assets and liabilities	(68,798)	(58,966)
Net change in other long-term assets and liabilities	12,727	4,644
NET CASH PROVIDED BY OPERATING ACTIVITIES	121,662	111,803

INVESTING ACTIVITIES:
Capital expenditures	(24,528)	(19,582)
Acquisition of businesses, net of cash acquired	—	(414,004)
Proceeds from sale of property, plant and equipment	44,898	994
Other investing activities	6,010	159
NET CASH PROVIDED BY (USED BY) INVESTING ACTIVITIES	26,380	(432,433)

FINANCING ACTIVITIES:
(Payments on) proceeds from short-term borrowings	(5,057)	24,955
(Payments on) proceeds from long-term borrowings	(112)	399,843
Proceeds from exercise of stock options	9,068	4,217
Purchase of shares for treasury	(68,176)	(25,077)
Cash dividends paid to shareholders	(36,733)	(32,347)
Other financing activities	—	(441)
NET CASH (USED BY) PROVIDED BY FINANCING ACTIVITIES	(101,010)	371,150

Effect of exchange rate changes on Cash and cash equivalents	4,088	5,323
INCREASE IN CASH AND CASH EQUIVALENTS	51,120	55,843
Cash and cash equivalents at beginning of period	342,667	141,307
Cash and cash equivalents at end of period	$393,787	$197,150

Cash dividends paid per share	$0.64	$0.56

Lincoln Electric Holdings, Inc.

Financial Highlights

(In thousands, except per share amounts)

(Unaudited)

Condensed Consolidated Statements of Cash Flows

	Year Ended December 31,
	2023	2022
OPERATING ACTIVITIES:
Net income	$545,248	$472,224
Adjustments to reconcile Net income to Net cash provided by operating activities:
Rationalization and asset impairment net charges	4,779	8,100
Depreciation and amortization	86,670	78,059
Gain on sale of property	(36,187)	—
Other non-cash items, net	(12,159)	(10,958)
Changes in operating assets and liabilities, net of effects from acquisitions:
Decrease (increase) in accounts receivable	14,980	(65,010)
Decrease (increase) in inventories	122,094	(81,188)
(Decrease) increase in trade accounts payable	(32,028)	16,852
Net change in other current assets and liabilities	(25,552)	(26,496)
Net change in other long-term assets and liabilities	(303)	(8,197)
NET CASH PROVIDED BY OPERATING ACTIVITIES	667,542	383,386

INVESTING ACTIVITIES:
Capital expenditures	(90,987)	(71,883)
Acquisition of businesses, net of cash acquired	(32,685)	(436,298)
Proceeds from sale of property, plant and equipment	49,494	3,331
Other investing activities	(551)	159
NET CASH USED BY INVESTING ACTIVITIES	(74,729)	(504,691)

FINANCING ACTIVITIES:
(Payments on) proceeds from short-term borrowings	(79,873)	34,351
(Payments on) proceeds from long-term borrowings	(8,109)	405,444
Proceeds from exercise of stock options	22,365	6,385
Purchase of shares for treasury	(198,765)	(181,293)
Cash dividends paid to shareholders	(148,010)	(130,724)
Other financing activities	—	(438)
NET CASH (USED BY) PROVIDED BY FINANCING ACTIVITIES	(412,392)	133,725

Effect of exchange rate changes on Cash and cash equivalents	16,216	(8,228)
INCREASE IN CASH AND CASH EQUIVALENTS	196,637	4,192
Cash and cash equivalents at beginning of period	197,150	192,958
Cash and cash equivalents at end of period	$393,787	$197,150

Cash dividends paid per share	$2.56	$2.24

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Three months ended December 31, 2023
Net sales	$654,707	$292,177	$111,630	$—	$1,058,514
Inter-segment sales	35,493	11,557	2,578	(49,628)	—
Total sales	$690,200	$303,734	$114,208	$(49,628)	$1,058,514

Net income					$156,644
As a percent of total sales					14.8%

EBIT (1)	$129,409	$64,035	$15,246	$(2,997)	$205,693
As a percent of total sales	18.7%	21.1%	13.3%		19.4%
Special items charges (gain) (3)	60	(21,147)	—	—	(21,087)
Adjusted EBIT (2)	$129,469	$42,888	$15,246	$(2,997)	$184,606
As a percent of total sales	18.8%	14.1%	13.3%		17.4%

Three months ended December 31, 2022
Net sales	$573,592	$243,114	$114,228	$—	$930,934
Inter-segment sales	29,479	5,754	2,470	(37,703)	—
Total sales	$603,071	$248,868	$116,698	$(37,703)	$930,934

Net income					$109,146
As a percent of total sales					11.7%

EBIT (1)	$113,813	$21,020	$12,056	$(2,498)	$144,391
As a percent of total sales	18.9%	8.4%	10.3%		15.5%
Special items charges (4)	567	1,816	—	2,935	5,318
Adjusted EBIT (2)	$114,380	$22,836	$12,056	$437	$149,709
As a percent of total sales	19.0%	9.2%	10.3%		16.1%

(1)	EBIT is defined as Operating income plus Other income.
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2023 primarily reflect a net gain of $21,992 related to the sale of a property, partially offset by rationalization and asset impairment charges, and pension settlement charges of $845 in International Welding.

(4)

Special items in 2022 primarily reflect Rationalization and asset impairment charges of $1,816 and $567 in International Welding and Americas Welding, respectively, and acquisition transaction costs of $2,935 in Corporate/Eliminations.

Lincoln Electric Holdings, Inc.

Segment Highlights

(In thousands)

(Unaudited)

	Americas	International	The Harris	Corporate /
	Welding	Welding	Products Group	Eliminations	Consolidated
Year ended December 31, 2023
Net sales	$2,655,546	$1,040,006	$496,084	$—	$4,191,636
Inter-segment sales	127,536	31,498	10,641	(169,675)	—
Total sales	$2,783,082	$1,071,504	$506,725	$(169,675)	$4,191,636

Net income					$545,248
As a percent of total sales					13.0%

EBIT (1)	$528,411	$146,218	$74,144	$(17,536)	$731,237
As a percent of total sales	19.0%	13.6%	14.6%		17.4%
Special items charges (gain) (3)	9,858	(9,721)	—	—	137
Adjusted EBIT (2)	$538,269	$136,497	$74,144	$(17,536)	$731,374
As a percent of total sales	19.3%	12.7%	14.6%		17.4%

Year ended December 31, 2022
Net sales	$2,288,934	$954,281	$517,996	$—	$3,761,211
Inter-segment sales	122,019	31,503	11,040	(164,562)	—
Total sales	$2,410,953	$985,784	$529,036	$(164,562)	$3,761,211

Net income					$472,224
As a percent of total sales					12.6%

EBIT (1)	$465,879	$108,476	$64,008	$(16,036)	$622,327
As a percent of total sales	19.3%	11.0%	12.1%		16.5%
Special items (gain) charges (4)	(3,060)	11,681	—	6,003	14,624
Adjusted EBIT (2)	$462,819	$120,157	$64,008	$(10,033)	$636,951
As a percent of total sales	19.2%	12.2%	12.1%		16.9%

(1)	EBIT is defined as Operating income plus Other income (expense).
(2)	The primary profit measure used by management to assess segment performance is adjusted EBIT. EBIT for each operating segment is adjusted for special items to derive adjusted EBIT.
(3)

Special items in 2023 primarily reflect amortization of step up in value of acquired inventories of $9,390 and $2,862 in Americas and International Welding, respectively, Rationalization and asset impairment net charges of $468 and net gains of $11,782 in Americas and International Welding, respectively, pension settlement charges of $845 in International Welding and gain on asset disposal of $1,646 in International Welding.

(4)

Special items in 2022 primarily reflect amortization of step up in value of acquired inventories of $1,106 in Americas Welding, acquisition transaction costs of $6,003 in Corporate/Eliminations and a $3,735 net gain related to the final settlement associated with the termination of a pension plan in Americas Welding. Special items in 2022 also include Rationalization and asset impairment charges of $11,681 in International Welding and net gains of $431 in Americas Welding.

Lincoln Electric Holdings, Inc.

Change in Net Sales by Segment

(In thousands)

(Unaudited)

Three Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2022	Volume	Acquisitions	Price	Exchange	2023
Operating Segments
Americas Welding	$573,592	$14,754	$61,138	$2,964	$2,259	$654,707
International Welding	243,114	11,874	30,149	(1,654)	8,694	292,177
The Harris Products Group	114,228	(7,904)	—	4,126	1,180	111,630
Consolidated	$930,934	$18,724	$91,287	$5,436	$12,133	$1,058,514

% Change
Americas Welding		2.6%	10.7%	0.5%	0.4%	14.1%
International Welding		4.9%	12.4%	(0.7)%	3.6%	20.2%
The Harris Products Group		(6.9)%	—	3.6%	1.0%	(2.3)%
Consolidated		2.0%	9.8%	0.6%	1.3%	13.7%

Twelve Months Ended December 31st Change in Net Sales by Segment

		Change in Net Sales due to:
	Net Sales				Foreign	Net Sales
	2022	Volume	Acquisitions	Price	Exchange	2023
Operating Segments
Americas Welding	$2,288,934	$109,860	$222,493	$37,125	$(2,866)	$2,655,546
International Welding	954,281	12,519	54,078	14,691	4,437	1,040,006
The Harris Products Group	517,996	(36,693)	—	12,330	2,451	496,084
Consolidated	$3,761,211	$85,686	$276,571	$64,146	$4,022	$4,191,636

% Change
Americas Welding		4.8%	9.7%	1.6%	(0.1)%	16.0%
International Welding		1.3%	5.7%	1.5%	0.5%	9.0%
The Harris Products Group		(7.1)%	—	2.4%	0.5%	(4.2)%
Consolidated		2.3%	7.4%	1.7%	0.1%	11.4%